Exhibit 5.1

Magic Empire Global Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/500237.00001

30 June 2022

Dear Sirs

Magic Empire Global Limited (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act), on 28 April 2022. The Registration Statement relates to the proposed offering (the Offering) of:

(i)	5,000,000 Ordinary Shares with a par value US$0.0001 per share of the Company (the Ordinary Shares); and

(ii)	representative's warrants, to the representative of the underwriters, to purchase up to 10% of the aggregate number of Ordinary Shares sold in the Offering, exercisable for a period of five years from commencement of the sale of the Offering (the Representative's Warrants).

The Ordinary Shares issued under the Registration Statement and Representative's Warrants are referred to herein collectively as the Offering Shares.

The Offering Shares and the Representative's Warrants are referred to herein collectively as the Securities.

The Securities are being sold to the several underwriters named in, and pursuant to, an underwriting agreement to be entered by and among the Company and such underwriters (the Underwriting Agreement).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape	Justin Davis Florence Chan Lin Jacobsen Cecilia Li James Bergstrom Marcus Leese

1	Documents examined

For the purposes of giving this opinion, we have examined copies, or drafts of the following documents: (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 28 April 2022 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 10 May 2016; and

(ii)	a copy of the memorandum and articles of association of the Company registered with the Registrar on 10 May 2016, and as further amended by a resolution of shareholders dated 14 July 2021 and registered by the Registrar on 14 July 2021 (the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 28 April 2022 (the Court Records, and together the Company Registry Records, the Public Records);

(c)	a certificate of incumbency in respect of the Company dated 3 May 2022 (the Certificate of Incumbency) issued by the registered agent of the Company;

(d)	a copy of the register of directors of the Company provided to us on 28 April 2022 (the ROD);

(e)	a copy of the register of members of the Company provided to us on 28 April 2022 (the ROM, and together with the ROD, the Registers);

(f)	copies of the unanimous written resolutions of the directors of the Company dated 29 April 2022 approving the Company's filing of the Registration Statement and issuance of the Securities;

(g)	copies of the written resolutions of the directors of the Company dated 16 May 2022 and 30 June 2022 (together with item (f) above, the Board Resolutions);

(h)	the Registration Statement;

(i)	the draft form of underwriting agreement appended as an exhibit to the Registration Statement (the Underwriting Agreement); and

(j)	the draft form of underwriter's warrant appended as an exhibit to the Registration Statement (the Underwriter's Warrant Agreement).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency and the Register is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the issue of any of the Offering Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, would not result in the Company exceeding its maximum number of shares that it is authorised to issue at the relevant time; and upon the issue of any Offering Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(i)	each of the Underwriting Agreement and Underwriter's Warrant Agreement has been, or will be, authorised and duly executed in the form as exhibited in the Registration Statement and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised in the Board Resolutions;

(j)	upon execution, each of the Underwriting Agreement and Underwriter's Warrant Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of its governing law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(k)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the British Virgin Islands;

(l)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due;

(m)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records;

(n)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Underwriting Agreement or Underwriter's Warrant Agreement or the transactions contemplated by the Underwriting Agreement and Underwriter's Warrant Agreement or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Underwriting Agreement and Underwriter's Warrant Agreement;

(o)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

(p)	the Company is not a land owning company for the purposes of Section 242 of the BVI Business Companies Act, 2004 (the BCA) meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BCA on 10 May 2016 and is validly existing and in good standing under the laws of the British Virgin Islands.

Share capital

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 300,000,000 shares of a single class each with a par value of US$0.0001 par value.

Corporate authorisation

(a)	The Company has taken all requisite corporate action to authorise the issuance of the Securities under the Registration Statement.

Valid Issuance of Ordinary Shares

(c)	The Ordinary Shares, when issued and sold in accordance with the Registration Statement and duly passed Board Resolutions and once consideration set forth in the Registration Statement is paid in full, will be duly authorized, validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them). Once the register of members has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Valid Issuance of Representative's Warrants

(d)	With respect to the Representative's Warrants to be issued, when

(i)	the Underwriter's Warrant Agreement relating to the Representative's Warrants shall have been validly executed and unconditionally delivered by the Company and the representative of the underwriters thereunder; and

(ii)	the certificates representing the Representative's Warrants have been duly executed, countersigned, registered and delivered in accordance with the Underwriter's Warrant Agreement relating to the Representative's Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Representative's Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

(e)	With respect to the Ordinary Shares to be issued pursuant to the exercise of the Representative's Warrants (the Warrant Shares), when:

(i)	the Underwriter's Warrant Agreement relating to the Representative's Warrants shall have been validly executed and unconditionally delivered by the Company and the underwriters thereunder;

(ii)	the certificates representing the Representative's Warrants have been duly executed, countersigned, registered and delivered in accordance with the Underwriter's Warrant Agreement relating to the Representative's Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein

(iii)	issued and sold in accordance with the terms of the Underwriter's Warrant Agreement as approved by the Board and as described in the Registration Statement and duly passed Board Resolutions;

(iv)	all of the provisions of the Underwriter's Warrant Agreement have been satisfied and payment of the consideration specified therein (being not less than the par value of the Warrant Shares) has been made; and

(v)	valid entry have been made in the register of members of the Company reflecting such issuance of Warrant Shares, in each case in accordance with the Memorandum and Articles,

the Warrant Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Taxation

(f)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Offering.

(g)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, section 242 of the BCA provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion "in good standing" means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the Offering while the Registration Statement is effective.

Yours faithfully

Ogier